Exhibit 99.1

PRESS RELEASE

Level 3 Reports Third Quarter 2014 Results

Third Quarter 2014 Highlights

Level 3 Communications

•                  Core Network Services revenue for the third quarter 2014 increased by 5.8 percent year-over-year, on a constant currency basis

•                  Enterprise Core Network Services revenue grew 9.1 percent year-over-year, on a constant currency basis

•                  Adjusted EBITDA was $471 million

•                  Generated Free Cash Flow of $117 million

•                  Level 3 closed tw telecom acquisition on Oct. 31, 2014

tw telecom

•                  tw telecom’s enterprise revenue grew by 8.4 percent year-over-year

•                  tw telecom reported M-EBITDA of $143 million

BROOMFIELD, Colo., Nov 5, 2014 — Level 3 Communications, Inc. (NYSE: LVLT) today reported solid third quarter results for both Level 3 and tw telecom, driven primarily by continued growth from enterprise customers.

“Level 3’s and tw telecom’s results reflect both companies’ strong focus on execution in the enterprise market,” said Jeff Storey, president and CEO of Level 3. “Given the combined company’s broad product portfolio, extensive network reach and customer-first mindset, we believe we are well-positioned to continue to capture enterprise market share.”

Level 3 Results

Level 3 reported total revenue of $1.629 billion for the third quarter 2014, compared to $1.569 billion for the third quarter 2013.

In the third quarter 2014, the company generated net income of $85 million and $0.36 basic and $0.35 diluted net income per share, which included expenses of $7 million associated with the tw telecom transaction. For the third quarter 2013, the net loss was $0.09 per share. Included in net loss per share for the third quarter 2013 were $0.13 per share of severance charges and $0.08 per share of refinancing charges.

Adjusted EBITDA was $471 million in the third quarter 2014, which included $7 million of tw telecom transaction and integration-related expenses and a benefit of $10 million for adjustments to our accrued liabilities for tax and legal matters. For the third quarter 2013, Adjusted EBITDA on a pro forma basis was $404 million, which has been adjusted to include $11 million in bonus-related non-cash compensation expense and to exclude $30 million of severance charges, both of which were recognized in that quarter.

On Sept. 25, 2014, Level 3 filed a Form 8-K with the Securities and Exchange Commission. Level 3 is now segregating Selling, General and Administrative (SG&A) expenses into two separate categories: “Network Related Expenses,” and SG&A. In addition, the company has relabeled “Cost of Revenue” to “Network Access Costs.” The definition of “Network Access Costs” and “Network Access Margin” are unchanged from the historic definitions of Cost of Revenue and Gross Margin, respectively.

Metric ($ in millions, except per share data)	Third Quarter 2014	Third Quarter 2013
Core Network Services Revenue	$1,482	$1,397
Wholesale Voice Services and Other Revenue	$147	$172
Total Revenue	$1,629	$1,569
Adjusted EBITDA(1)(2)(3)(4)	$471	$404
Capital Expenditures	$204	$194
Unlevered Cash Flow(1)	$247	$88
Free Cash Flow(1)	$117	$(90)
Network Access Margin(1)	62.7%	61.2%
Adjusted EBITDA Margin(1)(2)(3)(4)	28.9%	25.7%
Net Income (Loss)	$85	$(21)
Basic Earnings (Loss) Per Share	$0.36	$(0.09)
Diluted Earnings (Loss) Per Share	$0.35	$(0.09)

(1)         See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)         Adjusted EBITDA for the third quarter 2014 includes tw telecom transaction and integration-related fees of $7 million and a benefit of $10 million for adjustments to our accrued liabilities for tax and legal matters.

(3)         In 2013, the company accrued 60 percent of its annual employee bonus compensation expense in the form of equity and 40 percent in cash, compared to 100 percent cash in 2014. The amount of the bonus accrued as equity-based compensation in the third quarter of 2013 was $11 million. Adjusted EBITDA and the resulting Adjusted EBITDA margin in the third quarter of 2013 have been adjusted on a pro forma basis to include the $11 million to present the results on a consistent basis with the accrual of bonus compensation expense in 2014 as 100 percent cash.

(4)         Adjusted EBITDA for the third quarter 2013 excludes $30 million of severance charges.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	Third Quarter 2014	Third Quarter 2013	Percent Change, Constant Currency
North America	$1,063	$987	8%
Wholesale	$368	$365	1%
Enterprise	$695	$622	12%

EMEA	$219	$222	(5)%
Wholesale	$80	$88	(10)%
Enterprise(1)	$139	$134	(1)%

Latin America	$200	$188	9%
Wholesale	$42	$39	10%
Enterprise	$158	$149	8%

Total CNS Revenue	$1,482	$1,397	6%
Wholesale	$490	$492	—
Enterprise(1)	$992	$905	9%

(1)         Includes EMEA UK Government.

Core Network Services (CNS)

CNS revenue was $1.482 billion in the third quarter 2014, increasing 5.8 percent year-over-year on a constant currency basis.

Deferred Revenue

The deferred revenue balance was $1.121 billion at the end of the third quarter 2014, compared to $1.115 billion at the end of the third quarter 2013.

Network Access Costs

Network Access Costs were $607 million in the third quarter 2014, compared to $608 million in the third quarter 2013.

Network Access margin continued to expand, increasing to 62.7 percent for the third quarter 2014, compared to 61.2 percent in the third quarter 2013.

Network Related Expenses

Excluding non-cash compensation expense, Network Related Expenses were $304 million in the third quarter 2014, compared to $305 million in the third quarter 2013. Network Related Expenses on a pro forma basis for the third quarter of 2013, have been adjusted to include $6 million in bonus-related non-cash compensation expense, and exclude $7 million of severance charges.

Selling, General and Administrative Expenses (SG&A)

Excluding non-cash compensation expense, SG&A expenses were $247 million in the third quarter 2014, which included $7 million of tw telecom transaction and integration-related expenses. This compared to $252 million in the third quarter 2013, on a pro forma basis, which has been adjusted to include the $5 million in bonus-related non-cash compensation and to exclude $23 million of severance charges.

Non-cash compensation expense was $22 million for the third quarter 2014. For the third quarter 2013, non-cash compensation was $30 million. Excluding $11 million in bonus-related non-cash compensation expense, third quarter 2013 non-cash compensation expense was $19 million.

Adjusted EBITDA

For the third quarter 2014, Adjusted EBITDA was $471 million, which included $7 million of tw telecom transaction and integration-related expenses and a benefit of $10 million for adjustments to our accrued liabilities for tax and legal matters. For the third quarter 2013, Adjusted EBITDA on a pro forma basis was $404 million, which has been adjusted to include $11 million in bonus-related non-cash compensation expense and to exclude $30 million of severance charges, both of which were recognized in that quarter.

Adjusted EBITDA margin increased to 28.9 percent for the third quarter 2014, compared to Adjusted EBITDA margin of 25.7 percent for the third quarter 2013, on the same pro forma basis.

Cash Flow and Liquidity

During the third quarter 2014, Unlevered Cash Flow was $247 million, compared to $88 million in the third quarter 2013.

Free Cash Flow was positive $117 million for the third quarter 2014, compared to negative $90 million in the third quarter 2013.

Capital expenditures were $204 million for the third quarter 2014, compared to $194 million for the third quarter 2013.

As of September 30, 2014, the company had cash and cash equivalents of approximately $729 million.

Business Outlook

“We’ve seen solid performance in our year-to-date financial results,” said Sunit Patel, CFO of Level 3. “On a standalone basis, and excluding the effects from the tw telecom acquisition, we remain confident in our ability to achieve our outlook for the full year 2014.”

Corporate Transactions

The company completed the acquisition of tw telecom inc. on Oct. 31, 2014. To facilitate the closing of the transaction, Level 3’s wholly owned subsidiary, Level 3 Financing, Inc., raised an aggregate of $3 billion through two capital market transactions:

•                  On July 29, 2014, $1 billion aggregate principal amount of 5.375% Senior Notes due 2022

•                  On Oct.13, 2014, $2 billion in a single Tranche B 2022 Term Loan tw telecom stockholders received $10 cash and 0.7 shares of Level 3 common stock for each share of tw telecom common stock that was owned at closing. As part of the closing of the transaction, Level 3 has called for redemption and discharged or repaid approximately $1.8 billion of tw telecom’s outstanding consolidated debt.

tw telecom Results

To enable investors to track tw telecom’s results, the company is providing select unaudited tw telecom third quarter 2014 financial and operating metrics. These results are standalone and not included in Level 3’s reported results for the third quarter 2014 or prior periods, and are based on tw telecom’s definitions for these metrics.

tw telecom’s Third Quarter 2014 Highlights

•                  Grew total revenue 8.0 percent year-over-year and 1.2 percent sequentially, reflecting 10 years of consecutive sequential quarterly revenue growth

•                  Grew enterprise revenue 8.4 percent year-over-year

•                  Grew data and Internet revenue 15 percent year-over-year

•                  Generated net income of $13 million, or $0.09 basic EPS, or $14 million of net income, or $0.10 basic EPS excluding $1 million of merger-related costs, net of tax impact

•                  Achieved M-EBITDA of $143 million, representing a 33.6 percent M-EBITDA margin or $144 million and 33.8 percent, excluding merger-related costs

•                  Delivered $122 million of net cash provided by operating activities

•                  Achieved $15 million of levered free cash flow, or $16 million excluding $1 million merger-related costs

Metric ($ in millions, except per share data)	Third Quarter 2014	Third Quarter 2013
Revenue
Data and Internet services	$261	$227
Voice services	$78	$77
Network services	$55	$62
Taxes and fees	$25	$20
Intercarrier compensation	$6	$7
Total Revenue	$425	$393
Modified EBITDA(1)	$143	$139
Capital Expenditures	$104	$102
Levered Free Cash Flow(1)	$15	$16
M-EBITDA Margin(1)	33.6%	35.2%
M-EBITDA Margin Normalized(1)(2)	33.8%	35.2%
Basic Earnings (Loss) per Share	$0.09	$(0.07)

(1)         See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)         Adjusted to exclude $1 million of merger related costs in the third quarter 2014- see reconciliation to GAAP measures.

Strategic Market Expansion

tw telecom continued to advance its previously announced strategic market expansion initiative to extend its metro fiber footprint into five new high demand markets and accelerate the density of its metro-fiber footprint in more than a third of its existing markets. Year-to-date through September 30, tw telecom activated all five of its new markets and 15 of its 28 market expansions.

Capital Investments

Year-over-year and year-to-date compared to last year, total capital investments increased $2 million and $8 million, respectively, primarily from increased spending for the strategic market expansion, somewhat offset by efficiency gains from inventory management, automation, equipment redeployment and the timing of projects.

Capital investments (“cap-ex”) for the third quarter and year-to-date of 2014 were as follows ($ in millions):

	Capital Expenditures
	Three Months Ended		Year To Date
	Sept. 30	Sept. 30	Sept. 30	Sept. 30
	2014	2013	2014	2013
Cap-ex- excluding strategic market expansion capital (1)	$98	$102	$279	$294
As a percentage of revenue	23.1%	26.0%
Cap-ex- for strategic market expansion capital (1)	$6	—	23	—
Total Capital Expenditures	$104	$102	$302	$294

(1)- Investments from the Company’s recent strategic market expansion includes capital to fully connect its expanded market reach into its national network and operating infrastructure.

Year-over-Year Results — Third Quarter 2014 compared to Third Quarter 2013

Revenue for the third quarter of 2014 was $425 million compared to $393 million for the third quarter last year, representing a year-over-year increase of $32 million, or 8.0 percent.  Revenue grew primarily due to ongoing enterprise revenue growth. Revenue from enterprise customers grew $25 million, or 8.4 percent year-over-year, driven primarily by data and Internet services. Additionally, revenue from carriers, grew $4 million, or 5.3 percent year-over-year, reflecting growth in Ethernet services, somewhat offset by churn and repricing for contract renewals, primarily in network services.

M-EBITDA

M-EBITDA was $143 million for the third quarter of 2014, an increase of 2.9 percent from the same period last year, reflecting revenue growth and lower bad debt expense that was offset primarily by increased commissions and incentives as well as other employee-related costs to support tw telecom’s growth initiatives.

M-EBITDA margin for the quarter was 33.6 percent compared to 35.2 percent for the same period last year. The change in quarterly margin was due to costs associated with commissions and incentives, taxes and fees, network access costs and merger-related costs. Excluding merger-related costs, M-EBITDA margin was 33.8 percent for the quarter.

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s third quarter 2014 results today at 10 a.m. ET. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com. Additional information regarding the third quarter 2014 results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media:	Investors:
Ashley Pritchard	Mark Stoutenberg
+1 720-888-5950	+1 720-888-2518
ashley.pritchard@level3.com	mark.stoutenberg@level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Operations, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q3 2014

(in millions)

Net Income	$85
Income Tax Expense	8
Total Other Expense	169
Depreciation and Amortization	187
Non-Cash Stock Compensation	22
Adjusted EBITDA	$471

Adjusted EBITDA Margin	28.9%

Adjusted EBITDA Metric

Q2 2014

(in millions)

Net Income	$51
Income Tax Expense	12
Total Other Expense	193
Depreciation and Amortization	187
Non-Cash Stock Compensation	16
Adjusted EBITDA	$459

Adjusted EBITDA Margin	28.2%

Adjusted EBITDA Metric

Q3 2013

(in millions)

Net Loss	$(21)
Income Tax Expense	14
Total Other Expense	159
Depreciation and Amortization	203
Non-Cash Stock Compensation	30
Adjusted EBITDA	$385

Adjusted EBITDA Margin	24.5%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended September 30, 2014	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$321	$321
Capital Expenditures	(204)	(204)
Cash Interest Paid	131	N/A
Interest Income	(1)	N/A
Total	$247	$117

Unlevered Cash Flow and Free Cash Flow
Three Months Ended June 30, 2014	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$303	$303
Capital Expenditures	(241)	(241)
Cash Interest Paid	149	N/A
Interest Income	—	N/A
Total	$211	$62

Unlevered Cash Flow and Free Cash Flow
Three Months Ended September 30, 2013	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$104	$104
Capital Expenditures	(194)	(194)
Cash Interest Paid	178	N/A
Interest Income	—	N/A
Total	$88	$(90)

							3Q14/		3Q14/
							3Q13%		2Q14%
	Regional Revenue Distribution					3Q14/	Change	3Q14/	Change	3Q14
	(at actual rates)					3Q13%	Constant	2Q14%	Constant	%
	3Q13	4Q13	1Q14	2Q14	3Q14	Change	Currency	Change	Currency	CNS

CNS Revenue ($ in millions)
North America	$987	$1,025	$1,043	$1,051	$1,063	7.7%	7.7%	1.1%	1.2%	72%
Wholesale	$365	$374	$368	$367	$368	0.8%	1.0%	0.3%	0.5%	25%
Enterprise	$622	$651	$675	$684	$695	11.7%	11.6%	1.6%	1.6%	47%

EMEA	$222	$223	$225	$229	$219	(1.4)%	(4.8)%	(4.4)%	(3.3)%	15%
Wholesale	$88	$89	$87	$86	$80	(9.1)%	(10.2)%	(7.0)%	(4.7)%	6%
Enterprise	$134	$134	$138	$143	$139	3.7%	(1.2)%	(2.8)%	(2.4)%	9%

Latin America	$188	$195	$189	$199	$200	6.4%	8.6%	0.5%	0.9%	13%
Wholesale	$39	$41	$40	$42	$42	7.7%	9.9%	—%	(0.2)%	3%
Enterprise	$149	$154	$149	$157	$158	6.0%	8.3%	0.6%	1.2%	10%

Total	$1,397	$1,443	$1,457	$1,479	$1,482	6.1%	5.8%	0.2%	0.5%	100%
Wholesale	$492	$504	$495	$495	$490	(0.4)%	(0.3)%	(1.0)%	(0.5)%	33%
Enterprise	$905	$939	$962	$984	$992	9.6%	9.1%	0.8%	0.9%	67%

Total CNS	$1,397	$1,443	$1,457	$1,479	$1,482	6.1%	5.8%	0.2%	0.5%
Wholesale Voice Services and Other Revenue	172	159	152	146	147	(14.5)%	(14.8)%	0.7%	0.2%
Total Revenue	$1,569	$1,602	$1,609	$1,625	$1,629	3.8%	3.6%	0.2%	0.4%

	Services Revenue					3Q14/	3Q14/	3Q14
	(at actual rates)					3Q13%	2Q14%	%
	3Q13	4Q13	1Q14	2Q14	3Q14	Change	Change	CNS

Core Network Services Revenue ($ in millions)
Colocation and Datacenter Services	$144	$154	$145	$146	$147	2.1%	0.7%	10%
Transport and Fiber	483	496	502	508	511	5.8%	0.6%	34%
IP and Data Services	536	557	573	588	590	10.1%	0.3%	40%
Voice Services (Local and Enterprise)	234	236	237	237	234	—%	(1.3)%	16%
Total Core Network Services	$1,397	$1,443	$1,457	$1,479	$1,482	6.1%	0.2%	100%
Wholesale Voice Services and Other	172	159	152	146	147	(14.5)%	0.7%
Total Revenue	$1,569	$1,602	$1,609	$1,625	$1,629	3.8%	0.2%

tw telecom

Pursuant to Regulation G, the Company is hereby providing definitions of tw telecom’s non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under GAAP with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

The management of tw telecom provides financial measures using U.S. generally accepted accounting principles (“GAAP”) as well as adjustments to GAAP measures to describe its business trends, including Modified EBITDA. Management believes that its definition of Modified EBITDA is a standard measure of operating performance and liquidity that is commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because it eliminates many differences in financial, capitalization, and tax structures, as well as non-cash and non-operating income or charges to earnings. Modified EBITDA is not intended to replace operating income (loss), net income (loss), cash flow, and other measures of financial performance and liquidity reported in accordance with GAAP. Management uses Modified EBITDA internally to assess on-going operations and it is the basis for various financial covenants contained in the Company’s debt agreements and for operating performance and liquidity. Modified EBITDA is reconciled to Net Income (Loss), the most comparable GAAP measure for operating performance within the Consolidated Operations Highlights.

In addition, management uses unlevered and levered free cash flow, which measure the ability of M-EBITDA to cover capital expenditures. The Company uses these cash flow definitions to eliminate certain non-cash costs. Levered and unlevered free cash flow are reconciled to Net Cash provided by operating activities.

Modified EBITDA (or “M-EBITDA”) is defined as net income or loss before depreciation, amortization, accretion, impairment charges and other income and losses, interest expense, debt extinguishment costs, interest income, income tax expense or benefit, cumulative effect of change in accounting principle, and non-cash stock-based compensation expense.  The Company defines Modified EBITDA margin as M-EBITDA divided by total revenue.

Modified EBITDA Metric

Q3 2014

(in millions)

Net Income	$13
Income Tax Expense	11
Interest Expenses, net of Interest Income	25
Non-Cash Stock Compensation	9
Depreciation, Amortization, Accretion	85
M-EBITDA, as reported	$143
Merger-related costs	1
M-EBITDA, before merger-related costs	$144

M-EBITDA Margin, before merger-related costs	33.8%
M-EBITDA Margin, as reported	33.6%

Modified EBITDA Metric

Q3 2013

(in millions)

Net Loss	$(9)
Income Tax Expense	(4)
Debt Extinguishment Costs	39
Interest Expenses, net of Interest Income	21
Non-Cash Stock Compensation	13
Depreciation, Amortization, Accretion	79
M-EBITDA, before merger-related costs	$139

M-EBITDA Margin, as reported	35.2%

Unlevered free cash flow is defined as Modified EBITDA less capital expenditures, which is reconciled to Net Cash provided by (used in) operating activities.

Levered free cash flow is defined as Modified EBITDA less capital expenditures and net interest expense from operations (excluding debt extinguishment costs, non-cash interest expense and deferred debt costs), which is reconciled to Net Cash provided by (used in) operating activities.

Unlevered Free Cash Flow and Levered Free Cash Flow
Three Months Ended September 30, 2014
($ in millions)

Modified EBITDA	$143
Less Capital Expenditures	(104)
Unlevered Free Cash Flow	39
Less Net Interest Expense(1)	(24)
Levered Free Cash Flow	$15

Unlevered Free Cash Flow and Levered Free Cash Flow
Three Months Ended September 30, 2013
($ in millions)

Modified EBITDA	$139
Less Capital Expenditures	(102)
Unlevered Free Cash Flow	37
Less Net Interest Expense(1)	(21)
Levered Free Cash Flow	$16

(1)         Excludes non-cash interest expense, deferred debt costs and debt extinguishment costs.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions, except per share data)	2014	2014	2013

Revenue	$1,629	$1,625	$1,569

Costs and Expenses
Network Access Costs	607	613	608
Network Related Expenses	307	302	314
Depreciation and Amortization	187	187	203
Selling, General and Administrative Expenses	266	267	292
Total Costs and Expenses	1,367	1,369	1,417

Operating Income	262	256	152

Other Income (Expense):
Interest income	1	—	—
Interest expense	(159)	(149)	(165)
Loss on modification and extinguishment of debt, net	—	—	(17)
Other, net	(11)	(44)	23
Total Other Expense	(169)	(193)	(159)

Income (Loss) Before Income Taxes	93	63	(7)

Income Tax Expense	(8)	(12)	(14)

Net Income (Loss)	$85	$51	$(21)

Basic Earnings per Common Share:
Net Income (Loss) per Share	$0.36	$0.21	$(0.09)
Weighted-Average Shares Outstanding (in thousands)	238,265	237,376	222,679

Diluted Earnings per Common Share:
Net Income (Loss) per Share	$0.35	$0.21	$(0.09)
Weighted-Average Shares Outstanding (in thousands)	242,464	241,406	222,679

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,	September 30,
(dollars in millions)	2014	2013	2013

Assets

Current Assets:
Cash and cash equivalents	$729	$631	$507
Restricted cash and securities	1,020	7	7
Receivables, less allowances for doubtful accounts	678	673	738
Other	173	143	187
Total Current Assets	2,600	1,454	1,439

Property, Plant and Equipment, net	8,268	8,240	8,230
Restricted Cash and Securities	21	23	23
Goodwill	2,570	2,577	2,567
Other Intangibles, net	154	205	223
Other Assets	370	375	370
Total Assets	$13,983	$12,874	$12,852

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$607	$625	$633
Current portion of long-term debt	502	31	21
Accrued payroll and employee benefits	165	209	212
Accrued interest	184	160	170
Current portion of deferred revenue	244	253	219
Other	151	168	175
Total Current Liabilities	1,853	1,446	1,430

Long-Term Debt, less current portion	8,856	8,331	8,537
Deferred Revenue, less current portion	877	906	896
Other Liabilities	749	780	842
Total Liabilities	12,335	11,463	11,705

Stockholders’ Equity	1,648	1,411	1,147
Total Liabilities and Stockholders’ Equity	$13,983	$12,874	$12,852

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions)	2014	2014	2013

Cash Flows from Operating Activities:
Net income (loss)	$85	$51	$(21)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	187	187	203
Non-cash compensation expense attributable to stock awards	22	16	30
Loss on modification and extinguishment of debt, net	—	—	17
Accretion of debt discount and amortization of debt issuance costs	10	8	9
Accrued interest on long-term debt	18	(8)	(22)
Non-cash tax adjustments	(5)	1	(3)
Deferred income taxes	(12)	7	10
Gain on sale of property, plant and equipment and other assets	(2)	—	—
Other, net	(19)	12	(32)
Changes in working capital items:
Receivables	24	(23)	(9)
Other current assets	(1)	(12)	(1)
Payables	(17)	51	(59)
Deferred revenue	(7)	(23)	(22)
Other current liabilities	38	36	4
Net Cash Provided by Operating Activities	321	303	104

Cash Flows from Investing Activities:
Capital expenditures	(204)	(241)	(194)
Change in restricted cash and securities, net	(12)	1	5
Proceeds from sale of property, plant and equipment and other assets	2	—	16
Other	(1)	—	—
Net Cash Used in Investing Activities	(215)	(240)	(173)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	(1)	—	590
Payments on and repurchases of long-term debt and capital leases	(2)	(3)	(611)
Net Cash Used in Financing Activities	(3)	(3)	(21)

Effect of Exchange Rates on Cash and Cash Equivalents	(11)	(30)	1

Net Change in Cash and Cash Equivalents	92	30	(89)

Cash and Cash Equivalents at Beginning of Period	637	607	596

Cash and Cash Equivalents at End of Period	$729	$637	$507

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$131	$149	$178